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                                  EXHIBIT 5.1


                         [Perkins Coie LLP Letterhead]


                              September 26, 2000

AvantGo, Inc.
1700 Sough Amphlett Boulevard, Suite 300
San Mateo, CA 94402

     Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $0.0001 per share, of AvantGo, Inc.

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to shares of Common Stock, par value $0.0001 per share, which may be issued as follows: up to 350,000 shares pursuant to the AvantGo, Inc. 2000 Employee Stock Purchase Plan, up to 1,500,000 shares pursuant to the AvantGo, Inc. 2000 Stock Incentive Plan, up to 13,213,600 shares pursuant to the AvantGo, Inc. 1997 Stock Option Plan, and up to 180,438 shares pursuant to the Globalware Computing, Inc. Stock Option
Plan.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the plans, the receipt of consideration therefor in accordance with the terms of the plans, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Perkins Coie LLP